--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 ---------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 or 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



        Date of report (Date of earliest event reported): August 31, 2000


                        Pacific Gateway Properties, Inc.
--------------------------------------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)


          Maryland                    1-8692                     04-2816560
----------------------------     ----------------          ---------------------
(State or Other Jurisdiction        (Commission                (IRS Employer
      of Incorporation)            File Number)             Identification No.)


  930 Montgomery Street, Suite 400, San Francisco, CA               94133
-------------------------------------------------------    ---------------------
       (Address of Principal Executive Offices)                   (Zip Code)


       Registrant's telephone number, including area code: (415) 398-4800
                                                           --------------


                                      N/A
--------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)


--------------------------------------------------------------------------------

Item 1.  Changes In Control of Registrant

On August 31, 2000, Mission Orchard Statutory Trust, a Connecticut statutory trust ("Parent"), through PGP Acquisition, Inc., a Maryland corporation and a wholly-owned subsidiary of Parent ("Purchaser"), acquired Pacific Gateway Properties, Inc., a Maryland corporation ("Company") pursuant to an Agreement and Plan of Merger, dated as of June 15, 2000, among Parent, Purchaser and the Company (the "Merger Agreement"), whereby Purchaser merged with and into the Company (the "Merger"), with the Company as the surviving corporation and as a wholly-owned subsidiary of Parent. The Merger became effective on August 31, 2000. In the Merger, each issued and outstanding share of common stock and preferred stock of the Company was converted into the right to receive the merger consideration. The Merger Agreement provides for an initial cash payment of $12.60 per share for each share of common stock or preferred stock of the Company held and, following a final reconciliation, a potential additional cash payment ("True Up Payment") based upon the results of a reconciliation between the pro forma closing date balance sheet and the actual closing date balance sheet, transaction expenses and any unanticipated casualty losses. Based on a preliminary consolidated balance sheet of the Company as of the effective date of the Merger, the parties agreed to an initial True Up Payment of $0.10 per share for each share of common stock or preferred stock of the Company, resulting in an aggregate initial cash payment of $12.70 per common and preferred share. A final reconciliation will be completed in accordance with the Merger Agreement, and a final True Up Payment may be made in accordance with the Merger Agreement depending on the results of the final balance sheet reconciliation.

As a result of the Merger, Parent owns 100% of the outstanding capital stock of the Company. Parent and Purchaser obtained all funds needed for the Merger through an acquisition loan from Utrecht-America Finance Co., an affiliate of Rabobank International (the "Acquisition Loan"). Pursuant to the terms of the Acquisition Loan, up to $106 million will be available to Purchaser on a secured basis, which will be used to pay the cash merger consideration to holders of Company common stock and preferred stock, to make payments in respect of outstanding stock options, to pay off certain existing loans of the Company and to pay fees and expenses associated with the merger transaction.

To the knowledge of the Company, except as set forth herein, there are no arrangements, including any pledge by any person of securities of the Company, the operation of which may at a subsequent date result in a further change in control of the Company.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this current report to be signed on its behalf by the undersigned hereunto duly authorized.

                                PACIFIC GATEWAY PROPERTIES, INC.



Date:  August 31, 2000          By:    /s/ Douglas H. Wolf
                                   ---------------------------------------------
                                   Name:   Douglas H. Wolf
                                   Title:  President and Chief Executive Officer